                                                                    Exhibt 10.1

                                    AGREEMENT

      THIS AGREEMENT (this "Agreement") is made and entered as of May 16, 1997, by and between BAY APARTMENT COMMUNITIES, INC., a Maryland corporation ("Bay"), and J.E. BUTLER & ASSOCIATES, INC., a California corporation ("Butler") and AP COMPANIES, LTD., a California limited liability company ("AP"), jointly and severally (Butler and AP are collectively referred to herein as "AP-JEB").

                                    RECITALS:

      A. AP-JEB has entered into an agreement (the "Purchase Agreement"), as "Buyer", for the purchase of that certain real property located in the City and County of San Francisco, California, commonly known as Assessor's Lot 21, Block 3747 (the "Property"), from the CNS PARTNERS NO. II, LTD., a California Limited Partnership (the "Seller"), the current owner of the Property.

      B. Bay and AP-JEB now desire to enter into this Agreement to provide, among other things, (i) for the formation of a new limited partnership entity which shall be called "Bay Rincon, LP" and shall be a California limited partnership (the "Partnership") between Bay, as the general partner, and AP-JEB, as the limited partner, and (ii) for the assignment of the interest of AP-JEB in the Purchase Agreement to the Partnership, all on the terms and subject to the conditions more particularly provided for herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bay and AP-JEB agree as follows:

      1. Concurrently with the execution of this Agreement, Bay (as general partner) and AP-JEB (as limited partner) shall form the Partnership, and Bay, as general partner, shall file a form LP-1 with the Office of the Secretary of State of California with respect to the Partnership. The Partnership shall initially be governed by the terms and conditions set forth in the Term Sheet attached hereto as Exhibit A and incorporated herein by this reference (the "Term Sheet"). Promptly following the execution of this Agreement, the parties shall enter into an agreement of limited partnership with respect to the Partnership incorporating the provisions of the Term Sheet.

      2. AP-JEB represents and warrants to Bay (a) that AP-JEB, as "Buyer" under the Purchase Agreement, has previously deposited the sum of $50,000.00 into the escrow for the purchase of the Property as the initial deposit under the Purchase Agreement; (b) that an additional deposit of $100,000.00 (the "Additional Deposit") will be owing under the Purchase Agreement upon May 16, 1997, which is the date of the expiration of the contingency period under the Purchase Agreement; and (c) that such $150,000.00 aggregate deposit amount (the "Deposit") constitutes liquidated damages to the Seller and Seller's sole and exclusive remedy in the event of the failure


                                      -1-
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of the "Buyer" under the Purchase Agreement to purchase the Property pursuant to the Purchase Agreement. Concurrently with the execution of this Agreement, (i) AP-JEB shall deliver an executed original of the Purchase Agreement to Bay for its review, (ii) AP-JEB shall assign to the Partnership all right, title and interest of AP-JEB as "Buyer" in and to the Purchase Agreement pursuant to an assignment agreement in the form attached hereto as Exhibit B and incorporated herein by this reference, and obtain the consent of Seller to such assignment,
(iii) Bay shall deposit the sum of $100,000.00 into the escrow for the purchase of the Property to equal the required $100,000.00 Additional Deposit, such that following the making of such Additional Deposit, Bay shall have deposited $100,000.00 of the Deposit amount, and AP-JEB shall have deposited $50,000.00 of the Deposit amount, and in the event of the purchase of the Property by the Partnership, each party's respective Deposit payment shall constitute a part of its respective capital contribution to the Partnership as set forth in the Term Sheet.

      3. AP-JEB specifically agrees and acknowledges that Bay has not yet completed a feasibility or other analysis of the Property or the development project contemplated by the Term Sheet. Accordingly, Bay shall have until June 6, 1997 to elect by written notice to AP-JEB whether or not, in its sole and absolute discretion, to cause the Partnership to proceed with the purchase and development of the Property as contemplated by the Term Sheet. If Bay so elects not to cause the Partnership to proceed with the purchase and development of the Property as contemplated by the Term Sheet, then Bay shall promptly terminate and wind up the affairs of the Partnership and neither party shall have any further rights, obligations or liabilities under this Agreement or the partnership agreement for the Partnership, except that at AP-JEB's option, Bay shall cause the Partnership to assign all right, title and interest of the Partnership as "Buyer" under the Purchase Agreement to AP-JEB. In addition, under any circumstance where the Deposit is refunded to the "Buyer" under the Purchase Agreement upon the failure of the closing of the purchase of the Property, Bay shall be entitled to 2/3rds of the returned funds and AP-JEB shall be entitled to 1/3rd of the returned funds.

      4. This Agreement and all documents attached hereto constitute the complete and exclusive statement of the agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and simultaneous understandings between the parties hereto with respect to the subject matter hereof. This


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Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

BAY:                                      AP-JEB:

BAY APARTMENT COMMUNITIES,                AP COMPANIES, LTD., a California
INC., a Maryland corporation              limited liability company

By:/s/ Gilbert M. Meyer                   By:/s/ Arpad Domyan
   --------------------------------          ----------------------------------
Gilbert M. Meyer                          Arpad Domyan
-----------------------------------       Its Managing Member
Print Name and Title
                                          J.E. BUTLER & ASSOCIATES,
                                          a California corporation

                                          By:/s/ Jack E. Butler
                                             ----------------------------------
                                          Jack E. Butler
                                          Its President


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                                    EXHIBIT A

        TERM SHEET FOR BAY RINCON, LP, A CALIFORNIA LIMITED PARTNERSHIP


PROPERTY: Vacant assessor's Lot 21, Block 3747, San Francisco, California (the "Property").

PARTNERSHIP OBJECTIVE: To develop on the Property 201 to 220 luxury apartment units (the "Project") in general conformance with Conditional Use Permit Motion No. 13856, dated April 6, 1995 as issued by the City and County of San Francisco including the plans referenced on Exhibit A of said CUP. The intent of the Partnership will be to maximize the yield while utilizing an extremely conservative financing structure (no debt).

LIMITED PARTNERSHIP (THE "PARTNERSHIP"): A California Limited Partnership between J.E. BUTLER & ASSOCIATES, INC., a California corporation ("Butler") and AP COMPANIES, LTD., a California limited liability company ("AP"), jointly and severally (Butler and AP are collectively referred to herein as "AP-JEB"), as limited partner, and Bay Apartment Communities, Inc. ("BAY"), as general partner. BAY and AP-JEB shall enter into and execute a limited partnership agreement (the "Agreement") incorporating the terms set forth in this Term Sheet. In the event and only in the event of the purchase of the Property by the Partnership, the Partnership will reimburse BAY and AP-JEB for the actual and reasonable third party out of pocket costs incurred by them, respectively, for due diligence investigation of the Property and the formation of the Partnership, which reimbursements shall be a part of Project costs. Any brokerage commission payable to Whitney Cressman Limited in the connection with the purchase of the Property by the Partnership shall be paid by the Partnership as a part of Project costs. Project costs shall include, without limitation, land costs, governmental fees, hard building costs, professional fees, general contractor and partner fees, the "Preferred Return" (as defined below), loan fees, property taxes, marketing and rentup costs, insurance and contingencies.

EQUITY CAPITAL: AP-JEB to contribute as capital $1,000,000 of cash equity into the Partnership on or before January 16, 1998 (such amount shall include the $50,000 deposit previously made by AP-JEB directly to the seller of the Property (the "Seller")). If AP-JEB does not timely make such contribution of capital, BAY shall have the option thereafter at any time to purchase AP-JEB's Partnership interest for an amount equal to AP-JEB's then contributed and unreturned capital immediately upon written notice by BAY to AP-JEB (provided, however, that AP-JEB shall still receive the overhead and property management fees described below through the end of the "Stabilization Period" (as defined below)). BAY to contribute as capital the balance of funds and associated fees required to acquire and to develop the Project, including all Project costs. The total of the $1,000,000 contributed by AP-JEB plus all other

                               TERM SHEET - PAGE 1
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amounts contributed by BAY pursuant hereto shall be deemed "Total Project
Capital".

CASH DISTRIBUTIONS: Each party to share in net operating cash as follows: First, pro rata to each party a cumulative, compounding monthly yield at the rate of ten percent (10%) per annum (the "Preferred Return") on its respective share of unreturned Total Project Capital, and, thereafter, seventy percent (70%) to BAY and thirty percent (30%) to AP-JEB. Any proceeds from a sale or refinancing of the Project shall be shared, first, by the parties pro rata until their respective shares of Total Project Capital are returned to them, second, to the parties pro rata to the extent of any accrued and unpaid Preferred Return, and, thereafter, seventy percent (70%) to BAY and thirty percent (30%) to AP-JEB.

PROFITS AND LOSSES: The parties shall share profits as follows: First, pro rata to the extent of the Preferred Return distributed to them, and, thereafter, seventy percent (70%) to BAY and thirty percent (30%) to AP-JEB. The parties shall share losses pro rata in accordance with and to the extent of their shares of Total Project Capital, and, thereafter, all losses shall be allocated to the general partner.

DEVELOPMENT MANAGER: The Project budget to include an allowance of $3,000,000 development or overhead fee to be split $1,000,000 to AP-JEB and $2,000,000 to BAY. Such fee shall be paid in 20 equal monthly installments commencing with the month following the Partnership's obtaining foundation permits for the Project.

GENERAL CONTRACTOR: Market rate general contracting fee paid by the Partnership for a negotiated GMP contract to a qualified General Contractor.

PROPERTY MANAGER: A property management fee of 4% of gross income shall be paid by the Partnership for property management services to be split 3% to BAY and 1% to AP-JEB. This property management fee terminates upon Bay's buy-out of AP-JEB.

THIRD PARTY FINANCING: No third party secured financing will be utilized either during or after construction of the Project. At BAY's option, BAY may collateralize its portion of the assets for corporate financing purposes.

BAY'S BUYOUT OF AP-JEB: The "Buyout Amount" shall equal the sum of (I) AP-JEB's unreturned capital contributions, if and only if such contributions were actually made, plus (II) the amount of AP-JEB's accrued but unpaid Preferred Return, plus (III) 30% of quotient obtained by dividing:

      (a) the remainder of (i) the net operating income for the Project (as determined in accordance with generally accepted accounting principles) for the 12 consecutive calendar month period beginning with the month following


                               TERM SHEET - PAGE 2
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            the month in which "Project Stabilization" (as hereinafter defined)
            occurs, minus (ii) 10% of (A) the Total Project Capital plus (B) the amount of total accrued but unpaid Preferred Return; by

      (b)   8.5% (which may be expressed as 0.085).

The Buyout Amount shall be calculated promptly following the determination of net operating income for such 12 month period (the "Stabilization Period"), and within 30 days following such calculation, BAY shall purchase the Partnership interest of AP-JEB for cash in the amount of the Buyout Amount, or at AP-JEB's option and subject to compliance with the requirements of applicable laws, for an equivalent amount of shares of BAY stock; provided that in the event of AP-JEB's election to receive such Buyout Amount in shares of BAY stock, AP-JEB shall be responsible for all reasonable costs incurred in connection with the payment of the Buyout Amount in shares of BAY stock rather than in cash. As used herein, "Project Stabilization" shall mean the date that the Project has achieved 95% physical rental occupancy.

DUE DILIGENCE PERIOD: In preparation of this term sheet, BAY has reviewed various information, reports, and documents in AP-JEB's possession respecting the Property (the "Due Diligence Materials"). AP-JEB has represented that various title defects are being cleared by the Seller and that any and all deposits are completely refundable to the extent that marketable fee title (as represented by the buyer's receipt of an ALTA Owners extended title insurance policy) is not provided by Seller to the buyer consistent with AP-JEB's purchase agreement with Seller. AP-JEB has represented that it has placed $50,000 in escrow pursuant to its purchase agreement with Seller.

MANAGEMENT/APPROVAL OF PLANS AND SPECIFICATIONS: BAY shall have exclusive authority to manage and control the business and affairs of the Partnership. AP-JEB shall assist BAY in good faith in developing plans, specifications, etc. for the subject property, however, BAY, as the general partner (and the primary financial partner) shall have the ultimate authority over all plans, specifications, contracts, applications, budgeting, accounting, disbursements, and other matters respecting the Project. BAY shall prepare a development pro forma after consultation with AP-JEB (the "Development Pro Forma"), including a "Building Program", and "Preliminary Marketing Strategy", setting forth the anticipated costs, expected income and schedule of the development of the Project.


                               TERM SHEET - PAGE 3
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                                    EXHIBIT B

                        ASSIGNMENT OF PURCHASE AGREEMENT

      THIS ASSIGNMENT OF PURCHASE AGREEMENT (this "Assignment") is made and entered into as of the 16th day of May, 1997, by and between J.E. BUTLER & ASSOCIATES, INC., a California corporation ("Butler") and AP COMPANIES, LTD., a California limited liability company ("AP"), jointly and severally (Butler and AP are collectively referred to herein as "Assignor"), and BAY RINCON, LP, a California limited partnership ("Assignee").

                                    RECITALS

      A. Assignor entered into that certain purchase agreement dated as of April 18, 1997, by and between CNS PARTNERS NO. II, LTD., a California Limited Partnership, as "Seller", and Assignor, as "Buyer" (the "Agreement"), with respect to the purchase and sale of certain real property commonly known as Assessor's Lot 21, Block 3747, in the City and County of San Francisco, California.

      B. Assignor desires to transfer, convey and assign all of its right, title and interest in, to and under the Agreement to Assignee, all on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

      1. Assignor hereby grants, conveys, transfers and assigns to Assignee all of Assignor's right, title and interest in, to and under the Agreement.

      2. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee.


                               ASSIGNMENT - PAGE 1
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      3. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Assignor and Assignee have entered into this Assignment as of the day and year first above written.

ASSIGNOR:                                 ASSIGNEE:

AP COMPANIES, LTD., a California          BAY RINCON, LP, a California
limited liability company                 limited partnership

By:/s/ Arpad Domyan                       By:   BAY APARTMENT COMMUNI-
-----------------------------------             TIES, INC., a Maryland
Arpad Domyan, Its Managing Member               corporation, its general
                                                partner
J.E. BUTLER & ASSOCIATES, INC.,
a California corporation                  By:/s/ Gilbert M. Meyer
                                             ----------------------------------
By:/s/ Jack E. Butler
-----------------------------------       Gilbert M. Meyer, President
Jack E. Butler, Its President             -------------------------------------
                                          Print Name and Title



APPROVAL OF ASSIGNMENT BY SELLER:

CNS PARTNERS NO. II, LTD.,
a California Limited Partnership

By:   NKS AMERICAS, INC., Managing
      General Partner

      By: /s/ NKS Americas, Inc.
         ---------------------------

      ______________________________
      Print Name and Title

                               ASSIGNMENT - PAGE 2